Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of VBI Vaccines, Inc. and subsidiaries on Form S-8 (No. 333-212160) of our report dated March 20, 2017, on our audit of the consolidated financial statements as of December 31, 2015 and for the year then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 20, 2017.

/s/ Smythe LLP

Chartered Professional Accountants

Vancouver, Canada
March 20, 2017